PROXY STATEMENT

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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SONOMA VALLEY BANCORP
(Name of Registrant as Specified In Its Charter)

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January 2009

Dear Shareholders:

The financial services industry has been impacted across our nation as we continue to experience the most unpredictable economic climate any of us have ever witnessed.  Every day our newspapers and newscasts reveal another potential weakness somewhere in the economy that only delays the beginning of a sustainable recovery.

As approved by Congress, the U.S. Treasury has been purchasing non-voting preferred stock in the strongest banks across the nation.  This Capital Purchase Plan is an important step in restoring stability and strength to the banking industry and the overall economy.  While Sonoma Valley Bancorp enjoys a very healthy risk based capital ratio of 11.7% and is considered “well capitalized” by the regulators, your board of directors carefully evaluated this program and found it to be a cost effective way to increase our capital in this era when a very strong capital position is so important.

While the press continues to characterize this capital injection as a “bail-out”; to the contrary, it is an investment that requires dividend payments of 5% and there is expectation that the investment will be retired before the end of the ten year term as the dividend payments increase dramatically beginning in year six to 9%.  For banks not traded on a national exchange, there is an additional cost of issuing immediately exercisable warrants to purchase additional preferred shares that carry a 9% dividend as well.

To facilitate this investment by the U. S. Treasury in Sonoma Valley Bancorp, we need to amend our articles of incorporation to include this senior preferred class of stock.  Your board of directors has called for a special meeting of shareholders for February 11, 2009 to vote on amending the articles of incorporation.  Your proxy and voting instructions were mailed on or about January 22, 2009.

You are urged to read the proxy notice and vote your proxy ballot as soon as possible. To aid in the solicitation of the proxies for the special meeting, we have retained Regan & Associates, Inc. for a fee, including expenses, of $14,000.  Should you have any questions, please call Mel Switzer or Mary Smith at 707-935-3200.

There will be no management presentation at the meeting as this amendment measure is the only item on the agenda.  If you vote your proxy by mail, telephone or electronically, you do not need to attend the meeting.

Sincerely,

/s/Bob Nicholas                                                                                        /s/Mel Switzer, Jr.
Bob Nicholas                                                                                            Mel Switzer, Jr.
Chairman of the Board                                                                                    President & Vice Chairman